UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2013

Sotherly Hotels Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 West Francis Street Williamsburg, Virginia 23185 (757) 229-5648	MHI Hospitality Corporation
(Address and Telephone Number of Principal Executive Offices)	(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2013 Long-Term Incentive Plan

On April 16, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Sotherly Hotels Inc., formerly MHI Hospitality Corporation (the “Company”), the Company’s stockholders approved the 2013 Long-Term Incentive Plan (the “2013 Plan”), which previously had been approved by the Company’s Board of Directors on January 21, 2013, subject to stockholder approval.

The purpose of the 2013 Plan is to promote the best interests of the Company and the Company’s stockholders by (i) assisting the Company in the recruitment and retention of persons with ability and initiative committed to the growth and success of the Company’s business and (ii) providing an incentive to such persons to contribute to the growth and success of the Company’s business by linking the personal interests of participants to those of the Company and the Company’s stockholders.

As previously reported, the 2013 Plan is an equity incentive plan that allows the Company to grant stock options, stock awards, deferred shares, performance units and performance shares to the directors, officers and employees of, as well as persons that provide consulting services to, the Company, the Company’s operating partnership and/or other subsidiaries. The maximum number of shares of common stock that may be issued under the 2013 Plan is 750,000 shares, plus the number of shares allocable to any expired, terminated, canceled, or forfeited portion of any award outstanding under the Company’s 2004 Long-Term Incentive Plan. No one participant may receive awards for more than an aggregate of 175,000 shares of common stock in any one calendar year. The maximum number of shares of common stock that may be issued under the 2013 Plan pursuant to the exercise of incentive stock options (“ISOs”) is 250,000.

The 2013 Plan is effective as of January 21, 2013. Unless previously terminated pursuant to the terms of the 2013 Plan, the 2013 Plan will terminate ten (10) years after its effective date. No awards may be granted under the 2013 Plan after the termination of the 2013 Plan although awards granted before the termination will continue to be administered under the terms of the 2013 Plan until such awards terminate or are exercised.

The Company’s Board of Directors may amend or terminate the 2013 Plan at any time, but an amendment will not become effective without the approval of our stockholders (within 12 months of the date such amendment is adopted by the Board of Directors) if it increases the aggregate number of shares of common stock that may be issued under the 2013 Plan or changes the class of employees eligible to receive ISOs or if stockholder approval is required by any applicable law, regulation or rule, including any rule of the NASDAQ or applicable stock exchange. No amendment or termination of the 2013 Plan will affect a participant’s rights under outstanding awards without the participant’s consent.

The foregoing summary does not purport to be a complete description of all provisions of the 2013 Plan and is qualified in its entirety by reference to the text of the 2013 Plan, a copy of which is incorporated by reference as Exhibit 10.42 to this Current Report on Form 8-K. A more detailed summary of the 2013 Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 20, 2013.

Adoption of Long Term Stock Bonus Program

Effective as of April 16, 2013, the Board of Directors of the Company, as recommended by the Company’s Nominating, Corporate Governance and Compensation Committee (the “NCGC

Committee”), approved the adoption of a revised Long Term Stock Bonus Program (the “LTSBP”), a stock-based compensation program that is implemented in conjunction with and aligned with the duration of the 2013 Plan. The LTSBP establishes a targeted amount of shares to be awarded to certain Company principal executive officers in recognition of service and performance in each calendar year.

The LTSBP has annual targets of 10,000 shares for award to the Company’s chief executive officer, 8,000 shares for award to the Company’s president and chief operating officer and 6,000 shares for award to the Company’s chief financial officer, each such annual target subject to the discretion of the NCGC Committee and the then current price of the Company’s common stock. For the Company’s chief executive officer, 5,000 of those shares will be deemed earned each year if our chief executive officer has been continuously employed by the Company for the full calendar year. For the Company’s president and chief operating officer and the Company’s chief financial officer, fifty percent of the targeted amount of shares will be deemed earned each year if such principal executive officer has been continuously employed by the Company for the full calendar year. The remaining shares for all such principal executive officers each year may be earned based on the Company’s and/or such principal executive officer’s performance in the following four (4) areas:

•	Adjusted Funds from Operation, as evaluated by the NCGC Committee, as compared with Company projections;

•	stockholder return for the year as compared with the Company’s peer group;

•

absolute stockholder return, comprised of stock appreciation from the first of such year, together with dividends paid during the year, with targets as determined by the NCGC Committee for such annual basis; and

•	a subjective determination by the NCGC Committee of the achievement of each such principal officer’s personal stated goals.

The actual number of shares to be earned by each principal executive officer for each calendar year will be determined by the NCGC Committee and such shares will be paid to the related principal executive officer no later than ninety 90 days following the end of the calendar year to which such award relates.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on April 16, 2013 and is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of eight (8) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Beatty	4,080,149	71,713	4,629,623
J. Paul Carey	3,624,271	527,591	4,629,623
David R. Folsom	3,538,787	613,075	4,629,623
James P. O’Hanlon	3,551,481	600,381	4,629,623
Andrew M. Sims	4,077,884	73,978	4,629,623
Kim E. Sims	4,042,215	109,647	4,629,623
Edward S. Stein	3,622,830	529,032	4,629,623
Anthony C. Zinni	3,622,580	529,282	4,629,623

b)	Ratification of the appointment of PBMares, LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013: 8,607,037 shares in favor, 166,611 shares against and 7,837 shares abstaining. There were no broker non-votes for this proposal.

c)	Approval of the Company’s 2013 Long-Term Incentive Plan: 3,381,186 shares in favor, 731,483 shares against and 39,193 shares abstaining. There were 4,629,623 broker non-votes for this proposal.

d)	An advisory vote on executive compensation: 3,547,806 shares in favor, 552,089 shares against and 51,967 shares abstaining. There were 4,629,623 broker non-votes for this proposal.

e)	An advisory vote on the frequency of holding an advisory vote on executive compensation: 2,200,457 shares for one year, 130,623 shares for two years, 1,749,248 shares for three years and 71,534 shares abstaining.

Item 7.01 Regulation FD Disclosure

At the Annual Meeting, the Company expanded on its 2013 goals and initiatives. The Company intends to redeem its outstanding preferred stock with less expensive capital. Recently, the Company’s Board of Directors approved a proposal to pursue a potential offer and sale by the Company of senior, unsecured notes (the “Securities”), in a public offering. If successful, and depending on market conditions, the Company aspires to sell approximately $20 million of Securities at an annual interest rate between 7.0% and 8.0%. In addition, the Company may explore other capital raising alternatives to redeem its outstanding preferred stock as appropriate. This disclosure shall not constitute an offer of any securities for sale.

In addition, the Company endeavors to take advantage of interest rate or leverage arbitrages when such opportunities present themselves. As such, the Company is exploring the potential refinancing of certain of its hotel assets, specifically relating to its hotel properties in Wilmington and Raleigh, North Carolina, as well as Tampa, Florida.

The Company also expanded on its plans to grow its portfolio. The Company currently is marketing for sale via Jones Lang LaSalle its hotel asset in Laurel, Maryland. If possible, the Company intends to recycle any related proceeds on potential accretive opportunities, including the potential acquisition of a hotel asset located in Houston, Texas. Assuming such opportunities become available and financing and market conditions are favorable, the Company hopes to grow its portfolio over the next five (5) years to include a total of fifteen (15) hotel assets, although it cannot guarantee that it will reach that goal.

The information contained in this Form 8-K under “Item 7.01 Regulation FD Disclosure” is furnished in accordance with SEC Release 33-8216. The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

This disclosure includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control.

Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including recessionary economic conditions existing over the last several years, that affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.42	2013 Long-Term Incentive Plan (incorporated by reference as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 20, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013

Sotherly Hotels Inc.

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	Chief Executive Officer

Exhibit List

10.42	2013 Long-Term Incentive Plan (incorporated by reference as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 20, 2013).